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                                                                    EXHIBIT 21.1
                                                                    ------------

               LIST OF SUBSIDIARIES OF HINES HORTICULTURE, INC.

     The following is a list of subsidiaries of Hines Horticulture, Inc. (the "Company"). The common stock of all the corporations listed below are wholly owned, directly or indirectly, by the Company. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.


NAME OF CORPORATION                                JURISDICTION OF INCORPORATION
-------------------                                -----------------------------

Hines Horticulture, Inc.                                    Delaware

     Hines II, Inc.                                         Delaware

          Lakeland U.S., Inc.                               Delaware

               Lakeland Canada Ltd.                         Alberta, Canada

                    Black Gold, Inc.                        Oregon

                    Pacific Soil Company                    Nevada

                    Sphag Sorb Ltd.                         Alberta, Canada

     Hines Horticulture, Inc.                               California

          Sun Gro Horticulture Inc.                         Nevada

               Sun Gro Horticulture Canada Ltd.             Canada